Exhibit 10.15

NOTE AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of May 25, 2023 (the “Effective Date”), between Smart for Life, Inc., a Nevada corporation (the “Company”), and RMB Industries, Inc. (the “Holder” and, together with the Company, the “Parties”).

RECITALS

A. The Holder is the record and beneficial owner of the 5% Secured Subordinated Convertible Promissory Note, dated July 29, 2022, in the principal amount of $967,500 plus accrued interest thereon, a copy of which is attached hereto as Exhibit A identified on the signature page of this Agreement (the “Note”).

B. The Company desires to reduce its debt load in order to improve its balance sheet, increase its shareholders equity and to enhance its ability to secure additional financing and to maintain its listing on the Nasdaq Capital Market and the Holder understands that it is in the Company’s best interests for the Company to cancel a portion of the Note in exchange for equity in the Company.

C. The Company desires to cancel $967,500 in principal amount of the Note (the “Canceled Debt”), in exchange for 4,339 shares (the “Shares”) of the Company’s series B preferred stock, par value $0.0001 per share, having the rights, preferences and privileges set forth in the form of Certificate of Designation attached hereto as Exhibit B (the “Preferred Stock”). The number of the Shares is equal to the Canceled Debt divided by the stated value per share of Preferred Stock of $223.00, and the conversion price is $2.23. Therefore, the ratio of Shares to number of shares of common stock into which the Shares will convert is 1-for-100.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned do hereby agree as follows:

1. Holder hereby agrees to surrender the Note to the Company free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions of every kind and nature (collectively, “Claims”). After such cancellation, Holder acknowledges and agrees that such Note shall no longer be outstanding, and Holder shall have no further rights with respect to repayment of the Note or any of the other obligations therein. In consideration for the cancellation of the Note and the Cancelled Debt, the Company shall promptly issue to the Holder the Shares, but in no event more than two (2) business days after the date hereof.

2. Holder hereby represents and warrants that Holder owns the Note beneficially and of record, free and clear of all Claims. Holder has never transferred or agreed to transfer the Note, other than pursuant to this Agreement. There is no restriction affecting the ability of Holder to transfer the legal and beneficial title and ownership of the Note to the Company for cancellation. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance of this Agreement in compliance with its terms and conditions by Holder will conflict with or result in any violation of any agreement, judgment, decree, order, statute or regulation applicable to Holder, or any breach of any agreement to which Holder is a party, or constitute a default thereunder, or result in the creation of any Claim of any kind or nature on, or with respect to Holder or Holder’s assets, including, without limitation, Holder’s equity interests in the Company.

4. At the request of the Company and without further consideration, Holder will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to effectively transfer, convey and assign to the Company for cancellation of the Note.

5. Piggy-Back Registration Rights

(a) The Company shall give the Holder at least 30 days’ prior written notice of each filing by the Company of a registration statement with the Securities and Exchange Commission (the “Commission”). If requested by the Holder in writing within 20 days after receipt of any such notice, the Company shall, at the Company’s sole expense (other than the underwriting discounts, if any, payable in respect of the shares sold by an Holder), register all or, at Holder’s option, any portion of the Holder’s shares of common stock received upon conversion of the Shares (the “Common Stock Shares”) concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Common Stock Shares through the securities exchange, if any, on which the Company’s common stock is being sold or on the over-the-counter market, and will use its reasonable best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. If the managing underwriter of any such offering shall determine and advise the Company that, in its opinion, the distribution of all or a portion of the Common Stock Shares requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company, then the Company will include in such registration first, the securities that the Company proposes to sell and second, the Common Stock Shares requested to be included in such registration, to the extent permitted by the managing underwriter.

(b) In the event of a registration pursuant to these provisions, the Company shall use its reasonable best efforts to cause the Common Stock Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this section in which it is not otherwise required to qualify to do business.

(c) The Company shall keep effective any registration or qualification contemplated by this section and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Holder to complete the offer and sale of the Common Stock Shares covered thereby.

(d) In the event of a registration pursuant to the provisions of this section, the Company shall furnish to the Holder such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as the Holder may reasonably request to facilitate the disposition of the Common Stock Shares included in such registration.

(e) The Company shall notify the Holder promptly when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(f) The Company shall advise the Holder promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement, or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

(g) The Company shall promptly notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Holder prepare and furnish to it such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Common Stock Shares or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. The Holder shall suspend all sales of the Common Stock Shares upon receipt of such notice from the Company and shall not re-commence sales until they receive copies of any necessary amendment or supplement to such prospectus, which shall be delivered to the Holder within 30 days of the date of such notice from the Company.

(h) If requested by the underwriter for any underwritten offering of Common Stock Shares, the Company and the Holder will enter into an underwriting agreement with such underwriter for such offering, which shall be reasonably satisfactory in substance and form to the Company, the Company’s counsel and the Holder’ counsel, and the underwriter, and such agreement shall contain such representations and warranties by the Company and the Holder and such other terms and provisions as are customarily contained in an underwriting agreement with respect to secondary distributions solely by selling stockholders, including, without limitation, indemnities substantially to the effect and to the extent provided below.

6. This Agreement is a binding agreement and constitutes the entire agreement between the Parties with respect to the subject matter hereof.

7. This Agreement is binding upon and inures to the benefit of the successors and assigns of the Parties hereto.

8. This Agreement shall be governed by and construed under the laws of the State of Nevada without regard to principles of conflicts of law.

9. This Agreement may be executed in identical counterparts. Each counterpart hereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute a single document. Facsimile, emailed PDFs and electronic signatures shall be deemed originals.

10. The Parties hereto agree to use their reasonable best efforts to cooperate with one another to discharge their respective obligations under this Agreement and to satisfy the intents and purposes of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Note Agreement as of the date first above written.

COMPANY:

Smart for Life, Inc.

By:	/s/ Darren Minton
Name:	Darren Minton
Title:	Chief Executive Officer

HOLDER:

RMB Industries, Inc.

By:	/s/ Ryan Benson
Name:	Ryan Benson
Title:	President

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